STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is made as of June 8, 2017, by and between Potnetwork Holdings, Inc., then a Wyoming corporation, now PotNetwork Holding Inc., a Colorado corporation (the "Buyer"), and David Bernard ("David") and Jonathan Bernard ("Jonathan"), (sometimes collectively referred to as the "Seller") all of the shareholders of Potnetwork Media Group, Inc., a Nevada corporation (the "Company"), the stock or the rights to stock in the Company, constituting all of its outstanding shares and the rights to the issuance of any and all of its outstanding shares (the "Stock"), which Stock is the subject matter of this Agreement, and approved by the Company.

WHEREAS, the Company and the Buyer entered into two separate agreements on or about February 22, 2016, the "Bill of Sale, Assignment and Purchase Agreement" and the "Patent and Trademark Office Trade Mark Assignment" (herein collectively referred to as the "2016 Agreements");

WHEREAS, the 2016 Agreements were consummated without any cash being transferred in consideration therefor, only a promissory note was issued;

WHEREAS, in accordance with the terms of the 2016 Agreements, Buyer agreed to, and did in fact, sell, convey, assign and transfer to the Company, its successors and assigns, all rights in and interests to the potnetwork.com website, all assets, properties and rights of the Company related thereto, and the business (excluding (i) all related liabilities of Buyer (except for obligations arising after the Closing Date with respect to the Assigned Contracts, which Buyer shall assume, collectively, the "Assumed Liabilities"), (ii) office furniture and equipment), including, without limitation, the assets, properties and rights that are set forth on Schedule B attached thereto, (iii) ownership and complete and exclusive access of the "Potnework.com" domain, and (iv) all email address and phone numbers associated with the "Potnework" domain (referred to herein, collectively, as the "Target Assets").

WHEREAS, the Buyer has attached as Exhibit A hereto, a list of any receivables and liabilities, included within or associated with the Target Assets and the most recent 6 months of Potnetwork Media Group, Inc. bank statements.

WHEREAS, the parties are desirous of restoring the benefits of the 2016 Agreements, albeit indirectly, through the stock purchase as contemplated hereby, effectively transforming what was originally conveyed into all of the outstanding shares in the stock of the Company, all in accordance with the terms and conditions as set forth below.

WHEREAS, the Company never actually issued the Stock or any of its shares of common stock to the Seller;

WHEREAS, the Company has no liabilities whatsoever.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, Buyer, and its respective successors and assigns, have and hereby do covenant, bargain and agree with Buyer, its successors and assigns, as follows:

DB [signature] [initials]

The above recitals are hereby incorporated herein by this reference, as though fully here restated verbatim.

1. **PURCHASE AND SALE OF THE STOCK.**

Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Seller hereby sells, assigns and transfers to the Buyer and the Buyer agrees to purchase from the Seller all of the rights of the Seller under the Stock, as of the date of the Closing, and all rights thereto, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

2. **PURCHASE AND SALE; CLOSING**

(a) The Seller hereby does sell, convey, assign and transfer to Buyer, its successors and assigns, the Stock in the Company, which Company has all of the Target Assets, including as that term is defined herein. In consideration therefor, Buyer hereby cancels, releases and discharges, in full, the $50,000 convertible promissory note issued to the Company (the "Note").

(b) In addition, the Buyer shall issue to the Seller 1,500,000 shares each (the "Shares") of common stock of the Buyer and will cause to be issued 1,000,000 shares of common stock to each Seller of Buyer's subsidiary, if and when it is spun off pursuant to a registered spinoff or a Regulation A+ qualification spinoff.

(c) **LEAK-OUT PROVISION**. Each Seller shall be subject to a sales limitation regarding the Shares. The terms of this sales limitation shall be such that in no two-week period can more than 1,000,000 of the shares be sold.

3. **CLOSING.**

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place upon payment of the full amount of the Purchase Price as determined above. Prior to closing, the Stock and the Purchase Price shall be held in escrow. In addition, the Seller, who currently serves as the sole member(s) of the Board of Directors of the Company, shall appoint Gary Blum to the Board of Directors and then resign all of their officerships and directorships. That appointment and the resignation shall also be held in escrow pending closing. Securities Counselors, Inc. shall serve as escrow agent.

4. **REPRESENTATIONS AND WARRANTIES OF SELLER.** The Seller hereby represents and warrants to the Buyer as follows:

4.1 Status of the Seller and the Stock. The Seller is the beneficial owner of the Stock, and such the Stock is free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims. The issuer of such shares, the Company, hereby approves this Agreement, as indicated below.

DB MB

4.2 Authorization: Enforcement. (i) This Agreement has been duly executed and delivered by the Seller and (ii) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. The Transferred Rights reflect the rights afforded to stockholders generally and are legally transferable to Buyer.

4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (including, without limitation, the sale of the Stock to the Buyer) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Sellers is a party. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, government agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of Seller's obligations under this Agreement in accordance with the terms hereof.

4.4 Corporate Existence and Power of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of: 10,000,000 shares of common stock. The Company has not yet issued any of its shares of common stock, so that none of its shares are currently issued and outstanding. All of the Company Common Stock is, and at Closing will be, duly authorized, duly and validly issuable, fully paid and non-assessable, and none were issued in violation of any pre-emptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

(b) There are no other shares of common stock, preferred stock or securities issued or issuable, nor are there any options, warrants, notes, phantom stock agreements or other rights to receive shares of the Company's Common Stock or other securities.

4.6. Disclosure of Information. The Buyer has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company, concerning the terms and conditions of the contemplated transaction and the business, properties, prospects and financial condition of the Company; and (ii) to obtain any additional information (to the extent the Company or its officers and directors possess such information or are able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of information provided about the Company.

4.7 Liabilities. The Company does not have any liabilities and as of the date hereof, has not incurred any additional Liabilities. On the Closing Date the Company will not have any Liabilities outstanding.

DB DB HR

4.8 Absence of Certain Changes. (a) The Company has conducted its business in the ordinary course consistent with past practice and except as disclosed in Exhibit A hereto there has not been:

(i) Any change in any method of accounting or accounting practice by the Company;

(ii) Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of the Company, or any alteration in the benefits payable or provided to any thereof;

(iii) Any material adverse change in the relationship of the Company with its employees, customers, suppliers or vendors;

(iv) Except for any changes made in the ordinary course of business, any material change in any of the Company's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies; and

(v) Any agreement or arrangement whether written or oral dealing with any of the foregoing.

4.9 Contracts. (a) Schedule 4.9 sets forth an accurate and complete list of all Contracts to which the Company is a party or by which it or its assets are bound or subject that: (i) cannot be cancelled upon 30 days' notice without the payment or penalty of less than Five Thousand Dollars ($5,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to the Company.

(b) All Contracts to which the Company is a party are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. To the best of the Company's knowledge and belief, except as set forth on Schedule 4.9, the Company is not in default (or alleged default) under any such Contract.

4.10 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Company, its assets or its business. There are no Claims (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of the Company's knowledge, threatened on the date hereof, against or involving the Company, its assets or its business except as are set forth on Schedule 4.10.

4.11 Taxes. Except as set forth on Schedule 4.11: (a)

(i) the Company has filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

DB JB

(ii) the Company has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of the Company shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of the Company as of the date of the Interim Statements or the date of any financial statements delivered hereunder (A) adequately provide for all contingent Tax Liabilities of the Company as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of the Company whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with U.S. GAAP;

(iv) no extension of time has been requested or granted for the Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and the Company has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v) the Company has not received notice of a Tax Deficiency and, to the Company's knowledge, no Tax Deficiency is proposed or threatened;

(vi) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii) there are no Tax Liens on or pending against the Company or any of the assets, other than those which constitute Permitted Liens;

(viii) there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix) no issue has been raised in any examination, investigation, suit, action, claim or proceeding relating to Taxes which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x) there are no pending or threatened Tax Audits of the Company;

(xi) the Company has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii) there are no transfer or other taxes (other than income taxes) imposed by any state on the Company by virtue of the Contemplated Transactions; and

(xiii) no claim has been made by any Tax Authority that the Company is subject to Tax in a jurisdiction in which Emporia is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 4.11 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

(b) To the knowledge of the Company and of the Seller, the Company has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto. The Company has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing. With respect to sales made by the Company prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by the Company and will be included in the assets of the Company as of the date of Closing.

4.12 Compliance with Laws. The Company is not in violation of any Orders and to the best of the Company's knowledge, belief and information, any Laws of any Governmental Bodies affecting the Company or the Company Common Stock.

4.13 Environmental Matters. To the best of the Company's knowledge, belief and information, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

4.14 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company in connection with the consummation of the Contemplated Transactions.

4.15 Disclosure. Neither this Agreement, the Schedules or exhibits hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to the Company by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or business of the Company.

4.16 Authority. The Seller represents that David is the sole duly elected member of the board of directors and sole officer of the Company and has full power and authority to enter into this agreement and the Contemplated Transactions.

4.17 Ownership of Shares. The Seller represents that the Seller is the sole owner of the Stock, which represents all shares of the Company's common stock and that such shares are due to be and can be validly issued, are fully paid, are non-assessable, that the Seller has full power and authority to transfer and convey the same and that there are no other shares of common stock, preferred stock or any other classes or series of common stock or preferred stock issued or outstanding.

4.18 Books and Records. The Books and records are auditable and all books and records will be provided to the Buyer, at least 48 hours prior to closing.

4.19 Ownership of Target Assets.

(a) As of the date hereof and prior to closing, the Company is the true and lawful owner and has good and marketable title to the Target Assets, including the intellectual property rights, free and clear of any undisclosed mortgage, pledge, assessment, security interest, lease, lien, right of possession in favor of any third party, claim, levy, change or other encumbrances of any kind. The Company has full power and lawful authority to sell, convey, assign and transfer the Target Assets to Buyer, even though this Agreement is a stock purchase in such assets are not actually being conveyed to the Buyer. Nothing contained in this Agreement will be deemed to constitute an assignment, or an attempt to assign, any Assigned Contract, if such an attempted assignment, without the consent of the other party thereto, would constitute a breach or affect in any way the rights of the Company thereunder and such consent has not been given; provided, however, the Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Assigned Contract, including the enforcement, at the Seller's cost, of any and all rights of the Company against such other party(ies) thereto, arising out of any breach or cancellation thereof by such other party(ies) or otherwise, and the Seller agrees to reimburse Buyer for any reasonable costs incurred by Buyer in connection with the corresponding agreement.

(b) Intellectual Property (defined below) owned by the Company is not being infringed by any third party. Neither the Company nor the Seller has granted to any person any license to use any Intellectual Property owned by the Company. The Company owns free and clear of undisclosed encumbrances or has valid rights to use all Intellectual Property used by it for the operation of the Website and the Business as currently conducted. The Company is in compliance with all licenses it has to use Intellectual Property. The operation of the Website and the Business as currently operated does not infringe, misappropriate, violate or otherwise breach any third-party rights in Intellectual Property. No proceedings are currently pending or, threatened that the Company is infringing or misappropriating the intellectual property rights of any other person. The Seller and the Company have taken all commercially reasonable actions to maintain and protect its Intellectual Property, including trade secrets and confidential information. All persons (including current and former employees and independent contractors) who created or contributed to proprietary Intellectual Property owned by the Company have assigned to the Company in writing all of their rights therein that did not initially vest with the Company by operation of law. The Company is in compliance with all U.S. and state laws with respect to the protection of personal privacy, data security, and personally identifiable information regulated thereunder (including that of its Website visitors, clients and customers). The Seller and the Company have taken reasonable actions to protect the confidentiality, integrity and security of its systems utilized in the operation of the Website and the Business (and all information and transactions and content stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption. For purposes of this Section, "Intellectual Property" means all of the following items to the extent they are utilized in connection with the Website and are specifically included among the Target Assets on Exhibit A attached hereto: (i) patents (including all reissues, divisions, continuations and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements; (ii) trademarks, service marks, trade dress, trade names, corporate names, together with all goodwill associated with the foregoing; (iii) Internet domain names; (iv) copyrights, including copyrights in computer software; (v)

registrations and applications for any of the foregoing; (vi) trade secrets; and (vii) all other intellectual property and proprietary rights.

4.20. No Conflicts; No Proceedings. The Seller and the Company hereby represent and warrant that: (a) the execution and delivery of this Agreement by the Seller and by the Company and the consummation of this Transaction will not conflict with any material contracts or agreements to which the Seller or the Company is a party or by which any our bound; and (b) there are no legal proceedings or claims currently pending, or threatened, against the Company or that relate to or may otherwise affect the Website, the Business, or any of the Target Assets, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction.

5. **REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE BUYER.** The Buyer hereby represents warrants and acknowledges to the Seller as follows:

5.1 Sophisticated Investor. The Buyer is a sophisticated investor. The Buyer has sufficient knowledge and experience of financial and business matters to able to evaluate, and has made its own investigation of, the merits and risks of purchasing the Stock, and has had substantial experience in previous private and public purchases or securities and public purchases of securities.

5.2 Authorization; Enforcement. (i) This Agreement has been duly executed and delivered by the Buyer and (iii) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Buyer in accordance with its terms.

6. **Miscellaneous.**

6.1 Binding Effect, Benefits. This Agreement shall insure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the Company and of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):

(a) If to the Seller, to: David Bernard and Jonathan Bernard
2118 Wilshire Blvd.#341 Santa Monica Ca 90403
Attn: David Bernard
Email: DBernard94@yahoo.com and dbernard94@yahoo.com
with a copy to:

MP JB DB

Mitchell Silberberg Knapp LLP
11377 W. Olympic Boulevard
Los Angeles, CA 90064
Attn: Nimish Patel, Esq.
Email: nxp@msk.com
Fax: (310) 231-8302

(b) If to the Buyer, to: PotNetwork Holding Inc.
1600 W. Sunrise Blvd.
Ft. Lauderdale, FL 33311
Attn: Gary Blum
Email: gblum@gblumlaw.com
Fax: (213) 384-1035

With a copy to:
Randall S. Goulding
Securities Counselors, Inc.
1333 Sprucewood
Deerfield, IL 60015
randy@securitiescounselors.net
Fax: 484-450-5130

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by the Agreement.

6.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7 Government Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Illinois, without giving effect to the conflicts of law principles thereof and any suit shall be brought in the state of Illinois, either in the County of Cook or Lake.

6.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER (David and Jonathan):

David Bernard

Jonathan Bernard

BUYER: (PotNetwork Holding Inc.)

Gary Blum, President

Potnetwork Media Group, Inc.

David Bernard, President

DB JB MB

ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS
POTNETWORK MEDIA GROUP, INC.

The undersigned, being all of the Members of the Board of Directors of Potnetwork Media Group, Inc., a Nevada corporation (the "Corporation"), pursuant to Nevada General Corporation Law and in lieu of a meeting of the Board of Directors of the Corporation, do hereby consent to, adopt, ratify, confirm and approve the Resolutions set forth below, effective as of June 8, 2017.

Appointment of New Directors

BE RESOLVED:

WHEREAS, after significant discussions and consultations with various professionals, and after careful consideration of the alternatives available, including the advantages and disadvantages of the appointment of Gary Blum as a member of the Board of Directors and as the Director of the Corporation, deems it advisable and in the best interests of the Corporation and its shareholders to approve such appointment; and

Acceptance of Resignation of David Bernard and Jonathan Bernard

BE IT FURTHER RESOLVED: That the Resignation of David Bernard and Jonathan Bernard as President and CEO and all other positions he holds with the Corporation is hereby accepted, but not prior to the effectiveness of the appointment of Gary Blum, and the Corporation hereby expresses its gratitude for David Bernard and Jonathan Bernard's efforts and services to date. Such resignation shall be effective immediately.

Appointment of New Officer

BE IT FURTHER RESOLVED: That the following are appointed to the offices listed opposite their names effective as of the date hereof:

Gary Blum	Chairman, President and CEO Secretary, Treasurer and CFO

BE IT FURTHER RESOLVED, that that each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation, or otherwise, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

DB JB

The secretary and any assistant secretary of the Corporation, or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has caused this action to be effective as of June 8, 2017.

Incoming Director:

Gary Blum 6-19-17

Gary Blum

STATE OF CA
COUNTY OF Los Angeles

Sworn to and subscribed before me this 19 day of June, 2017, by Gary Blum, who is personally known to me or who has produced suitable identification.

Notary's Signature ____________

Print Notary's Name HYUN IL LEE.

NOTARY PUBLIC, State of CA

My commission expires: 12/27/2019

HYUN IL LEE
COMM. # 2138636
NOTARY PUBLIC-CALIFORNIA
LOS ANGELES COUNTY
My Comm. Exp. Dec. 27, 2019

Departing Directors:

____

David Berhard

STATE OF Nevada
COUNTY OF Clark

Sworn to and subscribed before me this 16th day of June, 2017, by David Bernard, who is personally known to me or who has produced suitable identification.

Notary's Signature Wendy Scheh

Print Notary's Name Wendy Scheh

NOTARY PUBLIC, State of Nevada

My commission expires: June 24th, 2019

WENDY SCHEH
Notary Public - State of Nevada
County of Clark
APPT. NO. 11-5218-1
My App. Expires June 24, 2019

DB
GB

Email: gblum@gblumlaw.com
Fax: (213) 384-1035

With a copy to:
Randall S. Goulding
Securities Counselors, Inc.
1333 Sprucewood
Deerfield, IL 60015
randy@securitiescounselors.net
Fax: 484-450-5130

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.4 Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by the Agreement.

6.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

6.7 Government Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Illinois, without giving effect to the conflicts of law principles thereof and any suit shall be brought in the state of Illinois, either in the County of Cook or Lake.

6.8 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

6.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

DB
JB

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER (David and Jonathan):

David Berrard

Jonathan Berrard

Sincerely,

Jonathan Bernard

STATE OF California
COUNTY OF Los Angeles

Sworn to and subscribed before me this ___ day of ____________, 2017, by Jonathan Bernard, who is personally known to me or who has produced suitable identification.

Notary's Signature ______________________________

Print Notary's Name ______________________________

NOTARY PUBLIC, State of ________

My commission expires:

SEE ATTACHED
NOTARIZED CERTIFICATE
Date: 06/16/2017
Initial: SCC

JB JB

JURAT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California,
County of Los Angeles, ss

Subscribed and sworn to (or affirmed) before me on this 16th day of June, 2017 by Jonathan Bernard,

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Signature of Notary Public (Notary Seal)

JC JOOCHANG LEE
COMM # 2034466
NOTARY PUBLIC-CALIFORNIA
LOS ANGELES COUNTY
MY COMM. EXP. AUG. 31, 2017

OPTIONAL INFORMATION

- Title or description of the attached document: Stock purchase Agreement
- Number of Pages: ____________ • Document Date: ____________

DB JB

To: Potnetwork Media Group, Inc.

Dear Members of the Board of Directors:

We, David Bernard and Jonathan Bernard, effective immediately following the effectiveness of the appointment of Gary Blum as Directors of the Corporation, hereby resign from the Board of Directors of Potnetwork Media Group, Inc., and resign, effective immediately, from all other positions we hold with Potnetwork Media Group, Inc., including but not limited to, our positions as President, Chief Executive Officer and Director and hereby certify that there are no other members of the Board of Directors, other than Gary Blum.

Sincerely,

David Bernard

STATE OF Nevada
COUNTY OF Clark

Sworn to and subscribed before me this 16th day of June, 2017, by David Bernard and Jonathan Bernard, who is personally known to me or who has produced suitable identification.

Notary's Signature ____________

Print Notary's Name Wendy Scheb

NOTARY PUBLIC, State of Nevada

My commission expires: June 24th, 2019

WENDY SCHEH
Notary Public - State of Nevada
County of Clark
APPT. NO. 11-5216-1
My App. Expires June 24, 2019